                          U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 10, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                          DATALINK SYSTEMS CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                   0-21069                 35-3574355
- ---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

          2105 Hamilton Avenue, Suite 240, San Jose, California  95125
          ------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (408) 558-0800
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS.

     Attached as Exhibit A is a press release regarding the Company's proposed private offering.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   DATALINK SYSTEMS CORPORATION


Dated: September 10, 1997          By/s/ Anthony LaPine
                                         Anthony LaPine, President

                            EXHIBIT A
              PRESS RELEASE DATED SEPTEMBER 10, 1997

Contact:   Betsy Le
           408-558-0817
           b-le@datalink.net

 DATALINK SYSTEMS CORPORATION ANNOUNCES INTENT TO AFFECT PRIVATE
                    PLACEMENT UP TO $8 MILLION


San Jose, CA - September 10, 1997 -- DataLink Systems Corporation (OTC:DASY) today announces it has engaged an investment banking firm in connection with a proposed private placement to accredited and institutional investors. The Company will offer, on a "best efforts" basis, units consisting of convertible preferred stock and common stock purchase warrants for a minimum offering of $3,975,000 and a maximum offering of $8,025,000. The net proceeds of the offering will be used for working capital purposes, including sales and marketing and product development.

The securities to be offered in the private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

DataLink provides personal information services delivered using wireless technologies such as alphanumeric paging, digital cellular/PCS short message service, cellular digital packet data and other emerging personal communications technologies. The Company's services include QuoteXpress -- an investment information system, MailXpress -- an e-mail filtering system, MessageX -- a short text message service, and SplitXpress - a stock split information system.